SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123


August 17, 1998



Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on October 1, 1998, at 11:30 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

The matters to be addressed at the meeting will include the election of nine directors and the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Security National Financial Corporation. We look forward to seeing you at the Annual Stockholders Meeting.

                                             Sincerely yours,

                                             SECURITY NATIONAL
                                             FINANCIAL CORPORATION





                                             George R. Quist,
                                             Chairman of the Board, President,
                                             and Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on October 1, 1998, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, to consider and act upon the following:

   1. To elect a Board of Directors consisting of nine directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining six directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

   2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998; and

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on August 14, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.
A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE
PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                      By Order of the Board of Directors,



                                      William C. Sargent
                                      Senior Vice President
                                      and Secretary


Salt Lake City, Utah, August 17, 1998

SECURITY NATIONAL FINANCIAL CORPORATION
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on October 1, 1998

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on October 1, 1998, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and six nominees to be elected by the Class A and Class
C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.
A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at the above address. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card were mailed to stockholders on or about August 28, 1998.

Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

If a shareholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year, and (2) to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

VOTING SECURITIES

Only holders of record of Common Stock at the close of business on August 14, 1998, will be entitled to vote at the Annual Meeting. As of June 30, 1998, there were issued and outstanding 3,733,470 shares of Class A Common Stock, $2.00 par value per share, and 5,140,621 shares of Class C Common Stock $.20 par value per share resulting in a total of 8,813,316 shares of both Class A and Class C Common Stock outstanding. A majority of the outstanding shares (4,406,659) of Common Stock will constitute a quorum for the transaction of business at the meeting.

The holders of either class of Common Stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for three of the nine directors to be elected (the nominees to be voted upon by the Class A stockholders separately consist of Messrs. R.A.F. McCormick, H. Craig Moody, and Scott M. Quist).

The remaining six directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Robert G. Hunter, Sherman W. Lowe, George R. Quist, William C. Sargent, and Norman G. Wilbur). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

ELECTION OF DIRECTORS

There are three committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board of Directors does not have a Nominating Committee.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, and George R. Quist.
During 1997, the Compensation Committee met on two occasions.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, H. Craig Moody and Nathan H. Wagstaff. During 1997 the Audit Committee met on one occasion.

The Executive Committee reviews Company policy, major investment activities
and other pertinent transactions of the Company.   The Executive Committee
consists of Messrs. George R. Quist, Scott M. Quist, William C. Sargent and H. Craig Moody. During 1997, the Executive Committee met on four occasions.

During 1997, there were six meetings of the Company's Board of Directors.

The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.

The size of the Board of Directors of the Company for the coming year is nine members. Unless authority is withheld by your Proxy, it is intended that the Common Stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of
Directors to replace such nominee.   The Board of Directors has no reason to
expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

The Nominees

The nominees to be elected by the holders of Class A Common Stock are as follows:

  Name                 Age         Director Since          Position(s) with
                                                             the Company
----------------      ------       ---------------         -------------------
 R.A.F. McCormick      84          October 1979            Director
 H. Craig Moody        46          September 1995          Director
 Scott M. Quist        44          May 1986                First Vice President,
                                                             General Counsel,
                                                             Treasurer and
                                                             Director

The nominees for election by the holders of Class A and Class C Common Stock, voting together, are as follows:


   Name                 Age         Director Since      Position(s) with the
                                                          Company
----------------       -----        --------------      ---------------------
 Charles L. Crittenden  77          October 1979        Director
 Robert G. Hunter       39          Candidate
 Sherman B. Lowe        83          October 1979        Director
 George R. Quist        77          October 1979        Chairman of the
                                                          Board, President,
                                                          and Chief Executive
                                                          Officer
 William C. Sargent     69          February 1980       Senior Vice President,
                                                          Secretary and
                                                          Director
 Norman G. Wilbur      59           Candidate

The following is a description of the business experience of each of the nominees and directors.

George R. Quist, age 77, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1979.
From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. From 1960 to 1964, he was Treasurer and Executive Vice President of Pacific Guardian Life Insurance Company. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board. Mr. Quist also served on the Board of Directors of the National Alliance of Life Companies from 1992 to 1996.

William C. Sargent, age 69, has been Senior Vice President of the Company since 1980, Secretary since October 1993, and a director since February 1980. Prior to that time, he was employed by Security National Life as a salesman and agency superintendent.

Scott M. Quist, age 44, has been the Company's General Counsel since 1982, a Vice President since 1983, the Treasurer since October 1993, and a director since May 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. Since 1986 he has been a director of The National Association of Life Companies, a trade association of 642 insurance companies and its Treasurer until its merger with the American
Council of Life Companies in 1991. Mr. Quist is a past member of the Board of Governors of the Forum 500 Section (representing small companies) of the American Council of Life Insurance. Mr. Quist is the past President of the Utah Life Convention and past General Council of the Utah Funeral Directors' Association. Mr. Quist has also been a director since November 1993 of Key
Bank of Utah, and is currently director of the National Alliance of Life Companies, an industry trade association.

Charles L. Crittenden, age 77, has been a director of the Company since October 1979. Mr. Crittenden is sole stockholder of Crittenden Paint & Glass Company since 1958. He is a 50% stockholder of Crittenden Enterprises, a real estate development company and Chairman of Linco, Inc.

Robert G. Hunter, M.D., age 39, is a candidate to be elected to the Board of Directors. Dr. Hunter is currently a practicing physician in private practice. He received his B.S. Degree from the University of Utah in 1982, his MD from the University of Utah in 1987, and served his Internship in General Surgery at the University of Texas Health Science Center at San Antonio. Dr. Hunter created the State Wide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing Utah to the American Medical Association, and a member of several medical advisory boards.

Sherman B. Lowe, age 83, has been a director of the Company since October 1979. Mr. Lowe was formerly President and Manager of Lowe's Pharmacy located in Salt Lake City, Utah, for 30 years. He is now retired. He is a one-third owner of Burton-Lowe Ranches, a general partnership.

R.A.F. McCormick, age 84, has been a director of the Company since October 1979. He is the past Vice President of Sales of Clover Club Foods, a food processing company. He is now retired.

H. Craig Moody, age 46, was elected a director of the Company on September 25, 1995. Mr. Moody is owner of Moody & Associates, a company involved in political consulting and real estate. He is a former Speaker and Majority Leader of the House of Representatives of the State of Utah.

Norman G. Wilbur, age 59, is a candidate to be elected to the Board of Directors. Mr. Wilbur worked for J.C. Penney's regional offices in budget and analysis. His final position was Manager of Planning and Reporting for J.C. Penny's stores. After 36 years with J.C. Penny's he took an option of an early retirement in 1997. Mr. Wilbur is a past board member of a homeless organization in Plano, Texas.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first three individuals are set forth above):


        Name          Age                           Title
------------------   -----       --------------------------------------------
  George R. Quist1    77         Chairman of the Board, President and Chief
                                        Executive Officer

  Scott M. Quist1     44         First Vice President, General Counsel and
                                        Treasurer

  William C. Sargent  69         Senior Vice President and Secretary


  1George R. Quist is the father of Scott M. Quist.

The Board of Directors of the Company has a written procedure which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 1997 or 1996 other than employment arrangements or as described above.

None of the Directors are board members of any other company having a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended, with the exception of Scott M. Quist, who is a regional director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders, or until their successors have been elected and qualified, or until their earlier resignation or removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's Class A and Class C Common Stock as of June 30, 1998, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class
C Common Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.


                                     Class A                 Class C
                                   Common Stock           Common Stock
                            Amount                     Amount
Name and Address of      Beneficially     Percent    Beneficially      Percent
Beneficial Owner            Owned         of Class      Owned          of Class
--------------------     -------------  -----------  ------------     ---------
George R. Quist (1) (2)
4491 Wander Lane
Salt Lake City, Utah 84124  119,492         3.2        199,567           3.9

George R. and Shirley C.
   Quist Family Partnership, Ltd. (6)
4491 Wander Lane
Salt Lake City, Utah 84124  297,629         8.0      2,384,800          46.4

Employee Stock Ownership Plan (4)
5300 S. 360 W., Suite 250
Salt Lake City, Utah 84123  573,729        15.6      1,103,717          21.5

William C. Sargent (1) (2) (3)
4974 Holladay Blvd.
Salt Lake City, Utah 84117   78,148         2.1        272,365           5.3

Scott M. Quist (3)
7 Wanderwood Way
Sandy, Utah 84092            80,958         2.2         54,227            1.1

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404             -0-            *         170,296            3.3

Sherman B. Lowe (3)
2197 South 2100 East
Salt Lake City, Utah 84109   20,243          *         186,110            3.6

R.A.F. McCormick (1)
400 East Crestwood Road
Kaysville, Utah 84037         9,708          *          97,098            1.9

H. Craig Moody
1782 East Faunsdale Dr.
Sandy, Utah 84092               117          *            -0-              *

Associated Investors (5)
5300 S. 360 W. Suite 250
Salt Lake City, Utah 84123   73,959         2.0        465,930            9.1

All directors and executive
officers (8 persons)        569,768        15.5      3,547,057           69.0

*         Less than one percent


                                                        Class A
                                                       and Class C
                                                      Common Stock
                                        Amount
Name and Address of                  Beneficially                    Percent
Beneficial Owner                         Owned                      of Class
---------------------               -------------                  ------------
George R. Quist (1) (2)
4491 Wander Lane
Salt Lake City, Utah 84124               319,059                       3.6

George R. and Shirley C.
   Quist Family Partnership, Ltd. (6)
4491 Wander Lane
Salt Lake City, Utah 84124             2,682,429                      30.2

Employee Stock Ownership Plan (4)
5300 S. 360 W., Suite 250
Salt Lake City, Utah 84123             1,677,446                      19.0

William C. Sargent (1) (2) (3)
4974 Holladay Blvd.
Salt Lake City, Utah 84117               350,513                       4.0

Scott M. Quist (3)
7 Wanderwood Way
Sandy, Utah 84092                        135,185                       1.5

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404                        170,296                       1.9

Sherman B. Lowe (3)
2197 South 2100 East
Salt Lake City, Utah 84109               206,353                       2.3

R.A.F. McCormick (1)
400 East Crestwood Road
Kaysville, Utah 84037                    106,806                       1.2

H. Craig Moody
1782 East Faunsdale Dr.
Sandy, Utah 84092                            117                         *

Associated Investors (5)
5300 S. 360 W. Suite 250
Salt Lake City, Utah 84123               539,889                       6.1

All directors and executive
officers (8 persons)                   4,116,825                      46.7

  *  Less than one percent

    (1) Does not include 573,729 shares of Class A Common Stock and 1,103,717 shares of Class C Common Stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R. Quist, William C. Sargent and R.A.F. McCormick are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

    (2) Does not include 73,959 shares of Class A Common Stock and 465,930 shares of Class C Common Stock owned by Associated Investors, a Utah general partnership, George R. Quist and William C. Sargent of which these individuals are the managing partners and, accordingly, exercise shared voting and investment powers with respect to such shares.

    (3) Does not include 29,399 shares of Class A Common Stock owned by the Company's 401(k) Retirement Savings Plan, which William C. Sargent, Scott M. Quist and Sherman B. Lowe are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

    (4) The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, William C. Sargent and R.A.F. McCormick, who exercise shared voting and investment powers.

    (5) The managing partners of Associated Investors are George R. Quist and William C. Sargent, who exercise shared voting and investment powers.

    (6) This includes 297,629 shares of Class A Common Stock and 2,384,800 shares of Class C Common Stock owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Mr. Quist is the general partner.

   The Company's officers and directors, as a group, own beneficially approximately 41.1% of the outstanding shares of the Company's Class A and Class C Common Stock.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, the Company's President and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 1997 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 1997.


                                    Summary Compensation Table

                                         Annual Compensation
                                                            Other
                                                            Annual
                                                            Compen-
Name and Principal Position  Year    Salary($)   Bonus($)   sation($) (2)
---------------------------  ----   ----------  ---------  --------------
George R. Quist (1)
  Chairman of the Board,     1997    $118,508      16,833       2,400
   President and Chief       1996     109,127      15,303       2,400
  Executive Officer          1995     104,469      15,303       2,400

William C. Sargent
  Senior Vice President,     1997     108,685      16,500       4,500
  Secretary and              1996     103,915      15,000       4,500
  Director                   1995      77,538      11,725       4,500

Scott M. Quist (1)
  First Vice President,      1997     103,215      17,875       7,200
  General Counsel            1996      96,192      16,250       7,200
  Treasurer and Director     1995      84,871      13,000       7,200

 (1)  George R. Quist is the father of Scott M. Quist.

                                  Summary Compensation Table
                                                   Long-Term  Compensation
                                             Awards                   Payouts

                                                                          All
                                  Restricted  Securities     Long-Term   Other
                                    Stock     Underlying     Incentive Compensa-
Name and Principal Position  Year  Awards($) Options/SARs(#)  Payout($)tion(3)
--------------------------- ----- ---------  --------------  -----------------
George R. Quist (1)
  Chairman of the Board,     1997     0         50,000            0     11,094
  President and Chief        1996     0              0            0      8,218
  Executive Officer          1995     0              0            0      5,937

William C. Sargent
  Senior Vice President,     1997     0         45,000            0      5,224
  Secretary and              1996     0              0            0      4,320
  Director                   1995     0              0            0      2,100

Scott M. Quist (1)
  First Vice President,      1997     0         35,000            0      6,490
  General Counsel            1996     0              0            0      4,497
  Treasurer and Director     1995     0              0            0      2,206

   (1)  George R. Quist is the father of Scott M. Quist.

   (2)  The amounts indicated under "Other Annual Compensation" for
        1997 consist of payments related to the operation of automobiles by the Named Executive Officers. However, such payments do not include the furnishing of an automobile by the Company to George R. Quist, William C. Sargent and Scott M. Quist nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

   (3) The amounts indicated under "All Other Compensation" for 1997 consist of (a) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Employee Stock Ownership Plan (for fiscal 1997, such amounts were George R. Quist, $3,412; William C. Sargent, $3,756; and Scott M. Quist, $3,633); (b) matching contributions made by the Company pursuant to the 401(k) Retirement Savings Plan in which all matching contributions are invested in the Company's Class A Common Stock (for fiscal 1997, such amounts were
        George R. Quist, $2,400; William C. Sargent, $831; and Scott M. Quist, $2,220); (c) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive Officers (for fiscal 1997, $1,911 was paid for all Named Executive Officers as a group, or $637 each for William C. Sargent and Scott M. Quist); and (d) life insurance premiums paid by the Company for the benefit of the family of Mr. George R. Quist ($4,645).

The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive
Officers during the fiscal year ended December 31, 1997, as well as the aggregate number and value of unexercised options held by the Named
Executive Officers on December 31, 1997.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values



                    Shares                  Exerc-   Unexerc-   Exerc-  Unexerc-
                   Acquired      Value      isable   isable     isable  isable
Name             on Exercise(#) Realized($)
George R. Quist          0         0        205,885      0      $116,381   0
William C. Sargent       0         0        123,306      0      $109,258   0
Scott M. Quist           0         0         36,750      0      $    984   0


Retirement Plans

George R. Quist, who has been Chairman, President and Chief Executive Officer of the Company since 1979, has a Deferred Compensation Agreement, dated December 8, 1988, with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Quist's retirement the Company shall pay him
$50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his wife, if she survives him.

The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

William C. Sargent, who has been Senior Vice President of the Company since 1980, has a Deferred Compensation Agreement with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Sargent's retirement the Company shall pay him $50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his wife, if she survives him, otherwise the children born of the marriage.

The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Sargent's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

Employment Agreement

The Company maintains an employment agreement with Scott M. Quist. The agreement, which has a five- year term, was entered into in 1996, and renewed in 1997. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its Treasurer, First Vice President, and General Counsel at not less than his current salary and benefits, and to include $500,000 of life insurance protection. In the event of disability, Mr.
Quist's salary would be continued for up to 5 years at 50% of its current level. In the event of a sale or merger of the Company, and Mr.
Quist were not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale.

Director Compensation

Directors of the Company (but not including directors who are employees) are paid a director's fee of $8,400 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments.

Employee 401(k) Retirement Savings Plan

In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. For the years 1997 and 1996 the board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 5% of a participating employee's compensation, as defined by the plan.

All persons who have completed at least one years' service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 1997 and 1996 were approximately $50,000 and $21,000, respectively. The trustees under the 401(k) plan are Messrs. Sherman B. Lowe, Scott M. Quist and William C. Sargent.

Employee Stock Ownership Plan

Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 98 participants and had contributions payable to the Plan in 1997 of $45,616. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustees of the trust fund under the Ownership Plan are Messrs. R.A.F. McCormick, George R. Quist, and William C. Sargent, all directors of the Company.

1987 Incentive Stock Option Plan

      In 1987, the Company adopted the 1987 Incentive Stock Option Plan (the 1987 Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

The Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion.

The Plan terminates ten years from its effective date and options granted are non-transferable. The Plan also includes a Stock Appreciation Right which permits the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

1993 Stock Option Plan

On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A Common Stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 1993 Plan were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales effected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time, subject to approval of certain modifications to the 1993 Plan by the shareholders of the Company as may be required by law or the 1993 Plan. On November 7, 1996 the Company amended the Articles of Incorporation as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting; but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

You are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 1997. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1997. Such requests should be directed to Mr. William C. Sargent, Senior Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL MEETING TO BE HELD IN JUNE, 1999

Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in June, 1999, must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 1999.
PROXY  -  SECURITY NATIONAL FINANCIAL CORPORATION -
PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS C COMMON STOCK

The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on October 1, 1998, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect six of the nine directors to be voted upon by Class A and Class C common stockholders together:

      [ ] FOR all nominees listed below (except as marked to the contrary below)
      [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

               Charles L. Crittenden, Robert G. Hunter, Sherman B. Lowe, George R. Quist, William C. Sargent, and Norman G. Wilbur

2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

              FOR    [ ]        AGAINST     [ ]        ABSTAIN      [ ]

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

Dated ________________________________________, 1998

Signature of Stockholder


Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.
PROXY - SECURITY NATIONAL FINANCIAL CORPORATION -
PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on October 1, 1998, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect three directors to be voted upon by Class A common stockholders voting separately as a class:

    [ ]  FOR all nominees listed below (except as marked to the contrary below)
    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                   R.A.F. McCormick, H. Craig Moody and Scott M. Quist

2. To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together:

    [ ]  FOR all nominees listed below (except as marked to the contrary below)
    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                  Charles L. Crittenden, Robert G. Hunter, Sherman B. Lowe, George R. Quist, William C. Sargent, and Norman G. Wilbur

3. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

                     FOR    [ ]        AGAINST     [ ]        ABSTAIN   [ ]

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 and 2 ABOVE.

Dated ______________________________, 1998


Signature of Stockholder


Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.